                                                                      Exhibit 23



                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
MASSBANK Corp.:

We consent to incorporation by reference in the Registration Statements
(No. 33-11949 and No. 33-82110) on Form S-8 of MASSBANK Corp. of our report dated January 11, 2000, relating to the consolidated balance sheets of MASSBANK Corp. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference into the December 31, 1999 annual report on Form 10-K of MASSBANK Corp.


                                                              /s/KPMG LLP

Boston, Massachusetts
March 17, 2000




1299EX23